Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Strengthens its Commercial Leadership Team
with the Appointment of Vice President of Sales and Marketing for
BayMedica

Vancouver, BC – February 15, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, is pleased to announce the appointment of Gerard (Jerry) P. Griffin III as Vice President of Sales and Marketing at BayMedica, a wholly owned subsidiary of InMed. Mr. Griffin will oversee the commercialization of BayMedica’s health and wellness business including the existing products and the launch of new rare cannabinoid products.

Mr. Griffin has a wealth of experience across various markets and with numerous cannabinoid products, and a proven track record as a seasoned sales executive. He has held several senior positions at both privately and publicly held companies including Fortune 500 companies. Most recently, Mr. Griffin was the Vice President of Sales and Business Development at Creo Ingredients, a biotechnology-based ingredient company that produces rare cannabinoids. Prior to Creo, he was the President of a successful wellness company, overseeing all aspects of a business that develops and distributes cannabinoid-based products. With his extensive hands-on experience in the rapidly expanding cannabinoid industry, he brings significant real-world knowledge across the entire value chain to the Company.

“We are very excited to welcome Jerry to the InMed / BayMedica family. Jerry is joining the team as a strong strategic leader and has the requisite experience to oversee the commercial ramp-up of B2B sales of rare cannabinoids products to the consumer health and wellness market,” stated Shane Johnson, SVP and General Manager of BayMedica. “Jerry is joining the team at a very exciting inflection point as we anticipate the launch of several new high-demand rare cannabinoids over the coming months. This appointment reinforces our commitment to accelerate commercial activities and grow market share in this burgeoning new segment of the industry.”

About InMed: InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary BayMedica LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is also a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: launching new rare cannabinoid products, accelerating commercial activities and growing market share; the commercial ramp-up of B2B sales of rare cannabinoids products to the consumer health and wellness market; having unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness; and, developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.